                                                                     EXHIBIT 2.3

                       SEPARATION AND REDEMPTION AGREEMENT


                                      AMONG


                              QUANTUM CORPORATION,

                               INSULA CORPORATION


                                       AND


                               MAXTOR CORPORATION


                                 EFFECTIVE AS OF


                                  April 2, 2001

                                TABLE OF CONTENTS

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ARTICLE I  SEPARATION........................................................................1
        SECTION 1.1   SEPARATION DATE........................................................1
        SECTION 1.2   CLOSING OF TRANSACTIONS................................................1
        SECTION 1.3   EXCHANGE OF SECRETARY'S CERTIFICATES...................................1

ARTICLE II  DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE.......................2
        SECTION 2.1   DOCUMENTS TO BE DELIVERED BY COMPANY...................................2
        SECTION 2.2   DOCUMENTS TO BE DELIVERED BY SPINCO....................................2

ARTICLE III  THE REDEMPTION..................................................................3
        SECTION 3.1   THE REDEMPTION.........................................................3
        SECTION 3.2   CONDITION TO REDEMPTION................................................3

ARTICLE IV  COVENANTS AND OTHER MATTERS......................................................3
        SECTION 4.1   OTHER AGREEMENTS.......................................................3
        SECTION 4.2   FURTHER INSTRUMENTS....................................................3
        SECTION 4.3   AGREEMENT FOR EXCHANGE OF INFORMATION..................................4
        SECTION 4.4   NO REPRESENTATION OR WARRANTY..........................................4
        SECTION 4.5   EMPLOYEE AGREEMENTS....................................................5
        SECTION 4.6   COOPERATION IN OBTAINING NEW AGREEMENTS................................6

ARTICLE V  MISCELLANEOUS.....................................................................6
        SECTION 5.1   LIMITATION OF LIABILITY................................................6
        SECTION 5.2   ENTIRE AGREEMENT.......................................................6
        SECTION 5.3   ACKNOWLEDGMENT.........................................................6
        SECTION 5.4   GOVERNING LAW..........................................................6
        SECTION 5.5   TERMINATION............................................................6
        SECTION 5.6   AMENDMENT..............................................................7
        SECTION 5.7   NOTICES................................................................7
        SECTION 5.8   INTERPRETATION.........................................................8
        SECTION 5.9   COUNTERPARTS...........................................................8
        SECTION 5.10  NO THIRD PARTY BENEFICIARIES...........................................8
        SECTION 5.11  SEVERABILITY...........................................................8
        SECTION 5.12  OTHER REMEDIES; SPECIFIC PERFORMANCE...................................8
        SECTION 5.13  ASSIGNMENT.............................................................9

ARTICLE VI  DEFINITIONS......................................................................9
        SECTION 6.1   ANCILLARY AGREEMENTS...................................................9
        SECTION 6.2   ASSIGNMENT AGREEMENT...................................................9
        SECTION 6.3   CODE...................................................................9
        SECTION 6.4   EMPLOYEE AGREEMENT.....................................................9
        SECTION 6.5   EXCHANGE AGENT.........................................................9
        SECTION 6.6   GOVERNMENTAL AUTHORITY.................................................9
        SECTION 6.7   HDD BUSINESS...........................................................9
        SECTION 6.8   HDD COMMON STOCK.......................................................9
        SECTION 6.9   INFORMATION............................................................9
        SECTION 6.10  MERGER AGREEMENT.......................................................9
        SECTION 6.11  PERSON.................................................................9
        SECTION 6.12  REDEMPTION.............................................................9
        SECTION 6.13  SEPARATION.............................................................9
        SECTION 6.14  SEPARATION DATE.......................................................10
        SECTION 6.15  SPINCO COMMON STOCK...................................................10
        SECTION 6.16  SUBSIDIARY............................................................10
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                                TABLE OF CONTENTS
                                   (continued)
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        SECTION 6.17  WSGR..................................................................10
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                                       ii

                       SEPARATION AND REDEMPTION AGREEMENT

        This Separation and Redemption Agreement (this "AGREEMENT") is entered into as of April 2, 2001 among Quantum Corporation, a Delaware corporation ("COMPANY"), Insula Corporation, a Delaware corporation ("SPINCO"), and Maxtor Corporation, a Delaware corporation ("MAXTOR"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in
Article VI hereof.

                                    RECITALS

        WHEREAS, the Boards of Directors of Company and Spinco have each determined that it would be appropriate and desirable for Company to contribute and transfer to Spinco, and for Spinco to receive and assume, directly or indirectly, the assets and liabilities currently associated with the HDD Business as more completely described in the General Assignment and Assumption Agreement among the parties hereto dated the date hereof and to cause the Subsidiaries of the Company that conduct such business to transfer the assets and liabilities they hold that are associated with the HDD Business to corresponding Subsidiaries of Spinco (the "SEPARATION");

        WHEREAS, Company has caused Spinco and its Subsidiaries to be incorporated in order to effect the Separation;

        WHEREAS, following the transfer and assumption of such assets and liabilities to Spinco and immediately prior to and in connection with the merger of Spinco with and into Maxtor (the "MERGER"), Company will redeem from the holders of its HDD Common Stock all outstanding shares of HDD Common Stock in exchange for Spinco Common Stock (the "REDEMPTION") in accordance with Section
2.4 of the Company's Restated Certificate of Incorporation and the Amended and Restated Merger Agreement among the parties hereto and a wholly owned subsidiary of Maxtor Corporation dated as of October 3, 2000 (the "MERGER AGREEMENT");

        WHEREAS, Company and Spinco intend the contribution and assumption of assets and liabilities and the Redemption to qualify as a tax-free reorganization under Sections 368 and 355 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement be a plan of reorganization under Sections 1.368-2(g) and 1.368-3(a) of the Code; and

        WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the separation of the HDD Business from the Company.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   SEPARATION

        SECTION 1.1 SEPARATION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be immediately prior to the Effective Time or on such other date as may be agreed upon between the Company and Maxtor (the "SEPARATION DATE").

        SECTION 1.2 CLOSING OF TRANSACTIONS. Unless otherwise provided herein, the closing of the transactions contemplated in Article II shall occur by the lodging of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed with Wilson Sonsini Goodrich & Rosati ("WSGR"), 650 Page Mill Road, Palo Alto, California 94304, to be held in escrow for delivery as provided in Section 1.3 of this Agreement.

        SECTION 1.3 EXCHANGE OF SECRETARY'S CERTIFICATES. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Company substantially in the form attached to the Merger Agreement as

Exhibit E, WSGR shall deliver to Spinco on behalf of Company all of the items required to be delivered by Company hereunder pursuant to Section 2.1 of this Agreement and each such item shall be deemed to be delivered to Spinco as of the Separation Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Spinco in substantially the form attached to the Merger Agreement as Exhibit F, WSGR shall deliver to Company on behalf of Spinco all of the items required to be delivered by Spinco hereunder and each such item shall be deemed to be delivered to Company as of the Separation Date upon receipt of such certificate.

                                   ARTICLE II

           DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE

        SECTION 2.1 DOCUMENTS TO BE DELIVERED BY COMPANY. On the Separation Date or such later date as Company and Maxtor agree, Company will deliver, or will cause its appropriate Subsidiaries to deliver, to Spinco all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "ANCILLARY AGREEMENTS"):

                (a) A duly executed General Assignment and Assumption Agreement (the "ASSIGNMENT AGREEMENT") substantially in the form attached to the Merger Agreement as Schedule 1;

                (b) A duly executed Tax Sharing Agreement substantially in the form attached to the Merger Agreement as Schedule 3;

                (c) A duly executed Transitional Services Agreement substantially in the form to the Merger Agreement as Schedule 4;

                (d) A duly executed Intellectual Property Agreement substantially in the form attached to the Merger Agreement as Schedule 5;

                (e) A duly executed Indemnification Agreement substantially in the form attached to the Merger Agreement as Schedule 6;

                (f) a duly executed Real Estate Matters Agreement substantially in the form attached hereto and the documents referred to therein as Exhibit A;

                (g) a duly executed Closing Implementation Agreement substantially in the form attached as Exhibit B;

                (h) Resignations from their positions with Spinco and its Subsidiaries of each person who is an officer or director of Spinco or its Subsidiaries, immediately prior to the Separation Date and who will be employees of Company or its Subsidiaries (but not Spinco or its Subsidiaries) from and after the Separation Date;

                (i) Resignations from their positions with the Company and its Subsidiaries of each person who is an officer or director of the Company or its Subsidiaries immediately prior to the Separation Date, and who will be employees of Spinco or its Subsidiaries (but not Company or its Subsidiaries) from and after the Separation Date; and

                (j) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

        SECTION 2.2 DOCUMENTS TO BE DELIVERED BY SPINCO. As of the Separation Date, Spinco will or will cause its appropriate Subsidiaries to deliver to Company all of the following: in each case where Spinco is a party to any agreement or instrument referred to in Section 2.1, a duly executed counterpart of such agreement or instrument.



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

                                   ARTICLE III

                                 THE REDEMPTION

        SECTION 3.1 THE REDEMPTION.

                (a) Delivery of Shares for Redemption. Subject to Section 3.2 hereof, immediately prior to the Effective Time of the Merger and prior to the date the Redemption is effective (the "REDEMPTION DATE"), Parent and Spinco shall make available to the exchange agent appointed by the Company for purposes of exchange (the "EXCHANGE AGENT"), the certificates representing Spinco Common Stock (which may be in book entry form). Company shall cause the Exchange Agent to redeem on the Redemption Date the appropriate number of shares of HDD Common Stock from each holder thereof, and to make available to each such holder or designated transferee or transferees of such holder shares of Spinco Common Stock in exchange therefor.

                (b) Shares Received. Subject to Section 3.2 hereof, each holder of HDD Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Redemption one share of Spinco Common Stock for each share of HDD Common Stock held.

                (c) Obligation to Provide Information. Company and Spinco, as the case may be, will provide to the Exchange Agent any information required in order to complete the Redemption on the basis specified above.

        SECTION 3.2 CONDITION TO REDEMPTION. As a condition to the consummation of the Redemption, Company and Maxtor shall have determined that all of the conditions in Article VII of the Merger Agreement to the obligation of Company and Spinco to effect the Merger have been, or will be immediately after the Redemption, satisfied, so that the Merger can be effected immediately following the Redemption.

                                   ARTICLE IV

                           COVENANTS AND OTHER MATTERS

        SECTION 4.1 OTHER AGREEMENTS. In addition to the specific agreements, documents and instruments annexed to this Agreement, Company and Spinco agree to execute and cause their respective Subsidiaries to execute and use commercially reasonable efforts to cause third parties to execute and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements. At the request of Maxtor, Company shall negotiate in good faith and enter into a nonexclusive agreement with Spinco and Maxtor pursuant to which Company shall supply Maxtor and Spinco with HDD Products (as defined in the Intellectual Property Agreement) on Maxtor's and Spinco's specifications and otherwise on terms and conditions reasonably requested by Maxtor.

        SECTION 4.2 FURTHER INSTRUMENTS. At the request of Spinco and without further consideration, Company will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Spinco and its Subsidiaries all instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as Spinco may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Spinco and its Subsidiaries and confirm Spinco's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to Spinco and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put Spinco and its Subsidiaries in actual possession and operating control thereof, to permit Spinco and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and to complete the transactions contemplated hereby. At the request of Company and without further consideration, Spinco and its Subsidiaries will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Company and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as Company may reasonably deem necessary or desirable in order to have Spinco and its Subsidiaries fully and unconditionally assume and discharge the liabilities contemplated to be assumed by Spinco and its Subsidiaries under this Agreement or any document in connection herewith and to relieve the Company and any of its Affiliated Companies or Subsidiaries of any liability or obligation with respect thereto, to evidence the same to third parties and to effect completely the transactions contemplated hereby. Neither Company nor Spinco shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees.

        SECTION 4.3 AGREEMENT FOR EXCHANGE OF INFORMATION. Company and Spinco each agree to provide, or cause to be provided, to each other, at any time before or after the Redemption Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements,
(iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of Company, on the one hand, or Spinco or Maxtor, on the other hand, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to comply with such obligations in a manner that avoids any such harm or consequence. Maxtor shall provide Quantum with information concerning (i) vesting of DSS Restricted Stock as defined in the registration statement on Form S-4 and (ii) the exercise by former Quantum employees of options to acquire stock of Maxtor (where such options were received in exchange for options to acquire HDD Stock).

                (a) Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 4.3 is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of this Section 4.3 and its documentation retention policies which provide for all Information to be retained for a minimum of two (2) years (or if any party does not have such policies, policies that it intends to adopt effective as of the Redemption Date) as may be amended or modified after 60 days' notice to Spinco (in the case of Parent or its Subsidiaries or Affiliated Companies) and Parent (in the case of Spinco or its Subsidiaries).

                (b) Other Agreements Providing For Exchange of Information. The rights and obligations granted under this Section 4.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

                (c) Production of Witnesses; Records; Cooperation. After the Redemption Date, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or such books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear actual costs and expenses incurred by the producing party in connection therewith.

        SECTION 4.4 NO REPRESENTATION OR WARRANTY. Company does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                (a) the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to Spinco; or

                (b) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, deliver and filing.

        SECTION 4.5 EMPLOYEE AGREEMENTS. Definition. As used in this Section 4.5, "EMPLOYEE AGREEMENT" means the Agreement Regarding Confidential Information and Proprietary Developments and corresponding agreements in foreign countries which Company customarily has required employees to sign as they become employees of the Company.

                (a) Survival of Company Employee Agreement Obligations and Company's Common Law Rights. The Company Employee Agreements of all former employees of the Company and its Subsidiaries who become employees of Spinco or its Subsidiaries as of the Separation Date shall remain in full force and effect according to their terms; provided, however, that none of the following acts committed by former employees of the Company and its Subsidiaries within the scope of their employment with Spinco or its Subsidiaries shall constitute a breach of such Company Employee Agreements: (i) the use or disclosure of Confidential Information (as that term is defined in the former employee's Company Employee Agreement) for or on behalf of Spinco or its Subsidiaries, if such disclosure is consistent with the license rights granted to Spinco or its Subsidiaries and restrictions imposed on Spinco or its Subsidiaries under this Agreement, any other Ancillary Agreement or any other agreement between the parties, (ii) the disclosure and assignment to Spinco or its Subsidiaries of Proprietary Developments (as defined in an applicable Company Employee Agreement) authored, conceived or reduced to practice by the former employee of Company and its Subsidiaries after the Separation Date although based upon intellectual property retained by the Company (whether patented or not); provided, however, that in no event shall such disclosure and assignment be regarded as assigning the underlying intellectual property to Spinco, (iii) the rendering of any services, directly or indirectly, to Spinco or its Subsidiaries to the extent such services are consistent with the assignment or license of rights granted to Spinco or its Subsidiaries and the restrictions imposed on Spinco or its Subsidiaries under this Agreement, any other Ancillary Agreement or any other agreement between the parties and (iv) solicitation of the employees of one party by the other party prior to the Redemption Date. Further, Company and its Subsidiaries retain any rights they have under statute or common law with respect to actions by their former employees to the extent such actions are inconsistent with the rights granted to Spinco and its Subsidiaries and restrictions imposed on them under this Agreement, any other Ancillary Agreement or any other agreement between the parties.

                (b) Assignment, Cooperation for Compliance and Enforcement.

                        (i) Company and its Subsidiaries retain all rights under the Company Employee Agreements relating to all former employees of the Company or its Subsidiaries that Company needs to protect the rights and interests of Company, but hereby transfers and assigns to Spinco and its applicable Subsidiaries that will employ such employees after the Separation Date its rights under the Company Employee Agreements of all former employees of the Company and its Subsidiaries to the extent required to permit Spinco and its Subsidiaries to enjoin their employees, restrain their employees, recover damages from their employees or obtain specific performance of the Company Employee Agreements or obtain other remedies against any employee who breaches his/her Company Employee Agreement, and to the extent necessary to permit Spinco and its Subsidiaries to protect the rights and interests of the businesses being transferred to Spinco and its Subsidiaries on the Redemption Date.

                        (ii) Company and Spinco agree, at their own respective cost and expense, to use their reasonable efforts to cooperate as follows: (A) Spinco shall advise Company of: (1) any violation(s) of the Company Employee Agreement by former Company employees which benefit third parties, and (2) any violation(s) of the Company Employee Agreement which affect Company's rights and which benefit third parties; and (B) Company shall advise Spinco of any violations of the Company Employee Agreement by current or former Company employees which affect Spinco's rights; provided, however, that the foregoing obligations shall only apply to violations which are brought to the attention of an attorney within the legal department of the party obligated to provide notice thereof.

                        (iii) Company and Spinco each may separately enforce the Company Employee Agreements of former Company employees to the extent necessary to reasonably protect their respective interests, provided, however, that (i) Spinco shall not commence any litigation relating thereto without first consulting with Company's Director of Intellectual Property or his/her designee and (ii) Company shall not commence any litigation relating thereto against any former Company employee who is at the time a Spinco employee without first consulting with Spinco's Director of Intellectual Property or his/her designee. Any such action shall be conducted at the expense of the party bringing the action.



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

                        (iv) Company and Spinco understand and acknowledge that matters relating to the making, performance, enforcement, assignment and termination of employee agreements are typically governed by the laws and regulations of the national, federal, state or local governmental unit where an employee resides, or where an employee's services are rendered, and that such laws and regulations may supersede or limit the applicability or enforceability of this Section 4.5. In such circumstances, Company and Spinco agree to take action with respect to the employee agreements that best accomplishes the parties' objectives as set forth in this Section 4.5 and that is consistent with applicable law.

        SECTION 4.6 COOPERATION IN OBTAINING NEW AGREEMENTS. Company understands that, prior to the Separation Date, the HDD Business has derived benefits under certain agreements between Company and third parties, which agreements are not being assigned to Spinco in connection with the Separation. Upon the request of Maxtor after the Merger, Company agrees to make introductions to appropriate Maxtor personnel of Company's contacts at such third parties, and agrees to provide reasonable assistance to Maxtor, at Company's own expense, so that Maxtor may obtain agreements from such third parties under terms and conditions acceptable to Maxtor, including financial terms and conditions, that apply to Company and its Subsidiaries. Such assistance may include, but is not limited to, (i) requesting and encouraging such third parties to enter into such agreements with Maxtor, (ii) attending meetings and negotiating sessions with Maxtor and such third parties, and (iii) participating in buying consortiums with Maxtor. Company also understands that there are certain agreements between Company and third parties which the parties intend to assign to Spinco in connection with the Separation but for which a precondition to assignment may be the consent of the applicable third party. Upon the request of Maxtor, Company agrees to assist Spinco and Maxtor in seeking and obtaining the consent of such third parties to such assignment. The parties expect that the activities contemplated by this Section 4.6 will be substantially completed by the Redemption Date, but in no event will Company have any obligations hereunder after the first anniversary of the Redemption Date.

                                    ARTICLE V

                                  MISCELLANEOUS

        SECTION 5.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, BUSINESS INTERRUPTION OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES EXCEPT IF THE PARTY HAS INTENTIONALLY OR KNOWINGLY FAILED TO COMPLY WITH ITS OBLIGATIONS HEREUNDER AND PROVIDED, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AGREEMENT.

        SECTION 5.2 ENTIRE AGREEMENT. This Agreement, the Merger Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

        SECTION 5.3 ACKNOWLEDGMENT. The parties acknowledge that rights and obligations of Spinco shall be transferred to Maxtor by operation of law. From and after the Effective Time (as defined in the Merger Agreement), Maxtor hereby acknowledges and agrees that it shall be liable for all of Spinco's responsibilities and obligations hereunder.

        SECTION 5.4 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

        SECTION 5.5 TERMINATION. This Agreement may be terminated and the Redemption abandoned at any time prior to the Effective Time by mutual consent of Company and Maxtor.

        In the event of termination pursuant to this Section 5.5, no party shall have any liability of any kind to the other party.



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

        SECTION 5.6 AMENDMENT. Subject to applicable Law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 5.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

               (a)    if to the Company,  to:

                      QUANTUM CORPORATION
                      500 McCarthy Blvd.
                      Milpitas, CA 95035
                      Attention:  Chief Executive Officer
                      Telephone No.: (408) 894-4000
                      Facsimile No.: (408) 894-3218

                      with copies to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      One Market, Spear Street Tower
                      Suite 3300
                      San Francisco, California  94105
                      Attention:  Larry W. Sonsini, Esq.
                                  Michael J. Kennedy, Esq.
                      Telephone No. (415) 947-2012
                      Facsimile No.: (415) 947-2099

               (b)    if to Spinco,  to:

                      INSULA CORPORATION
                      500 McCarthy Blvd.
                      Milpitas, CA 95035
                      Attention:  Chief Executive Officer
                      Telephone No.: (408) 894-4000
                      Facsimile No.: (408) 894-3218

                      with copies to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      One Market, Spear Street Tower
                      Suite 3300
                      San Francisco, California  94105
                      Attention:  Larry W. Sonsini, Esq.
                      Michael J. Kennedy, Esq.
                      Telephone No. (415) 947-2012
                      Facsimile No.: (415) 947-2099



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

               (c)    if to Maxtor,  to:

                      MAXTOR CORPORATION
                      510 Cottonwood Drive
                      Milpitas, CA 95035
                      Attention: General Counsel
                      Telephone No.: (408) 432-1700
                      Facsimile No.: (408) 432-4158

                      with a copy to:

                      Gray Cary Ware & Freidenrich LLP
                      400 Hamilton Street
                      Palo Alto, California 94301
                      Attention: Diane Holt Frankle, Esq.
                                 Henry Lesser, Esq.
                      Telephone No.: (650) 833-2000
                      Facsimile No.: (650) 327-3699

        SECTION 5.8 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity.

        SECTION 5.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party or parties hereto, it being understood that all parties hereto need not sign the same counterpart.

        SECTION 5.10 NO THIRD PARTY BENEFICIARIES. Except as provided in Section 5.3, this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

        SECTION 5.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

        SECTION 5.12 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the terms of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        SECTION 5.13 ASSIGNMENT. Except as provided in Section 5.3, no party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                   ARTICLE VI

                                   DEFINITIONS

        SECTION 6.1 ANCILLARY AGREEMENTS. "ANCILLARY AGREEMENTS" has the meaning set forth in Section 2.1 hereof.

        SECTION 6.2 ASSIGNMENT AGREEMENT. "ASSIGNMENT AGREEMENT" has the meaning set forth in Section 2.1(a) hereof.

        SECTION 6.3 CODE. "CODE" has the meaning set forth in the Recitals.

        SECTION 6.4 EMPLOYEE AGREEMENT. "EMPLOYEE AGREEMENT" has the meaning set forth in Section 4.5 hereof.

        SECTION 6.5 EXCHANGE AGENT. "EXCHANGE AGENT" has the meaning set forth in Section 3.1(a) hereof.

        SECTION 6.6 GOVERNMENTAL AUTHORITY. "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

        SECTION 6.7 HDD BUSINESS. "HDD BUSINESS" has the meaning set forth in the Assignment Agreement.

        SECTION 6.8 HDD COMMON STOCK. "HDD COMMON STOCK" means the shares of common stock of the Company's Hard Disk Drive Group.

        SECTION 6.9 INFORMATION. "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

        SECTION 6.10 MERGER AGREEMENT. "MERGER AGREEMENT" means that certain Amended and Restated Agreement and Plan of Merger and Reorganization by and among Company, Spinco, Maxtor and a wholly owned subsidiary of Maxtor dated as of October 3, 2000.

        SECTION 6.11 PERSON. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        SECTION 6.12 REDEMPTION. "REDEMPTION" has the meaning set forth in the Recitals.

        SECTION 6.13 SEPARATION. "SEPARATION" has the meaning set forth in the Recitals.

        SECTION 6.14 SEPARATION DATE. "SEPARATION DATE" has the meaning set forth in Section 1.1 hereof.

        SECTION 6.15 SPINCO COMMON STOCK. "SPINCO COMMON STOCK" means the shares of common stock of Spinco.

        SECTION 6.16 SUBSIDIARY. "SUBSIDIARY" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

        SECTION 6.17 WSGR. "WSGR" means Wilson Sonsini Goodrich & Rosati, Professional Corporation.

        WHEREFORE, the parties have signed this Separation and Redemption Agreement effective as of the date first set forth above.


                                      QUANTUM CORPORATION


                                      By:     /S/  MICHAEL BROWN
                                         ---------------------------------------
                                      Name:   MICHAEL BROWN
                                           -------------------------------------
                                      Title:  CHAIRMAN & CEO
                                            ------------------------------------

                                      INSULA CORPORATION


                                      By:     /S/  SHAWN HALL
                                         ---------------------------------------
                                      Name:   Shawn Hall
                                           -------------------------------------
                                      Title:  Secretary
                                            ------------------------------------


                                      MAXTOR CORPORATION


                                      By:     /S/  GLENN H. STEVENS
                                         ---------------------------------------
                                      Name:   Glenn H. Stevens
                                           -------------------------------------
                                      Title:  V.P, General Counsel and Secretary
                                            ------------------------------------


             [Signature Page to Separation and Redemption Agreement]



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